Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-193027 of our report dated March 24, 2014, relating to the consolidated financial statements of Pinafore Holdings B.V. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/  Deloitte LLP

London, United Kingdom

March 24, 2014